EXHIBIT 4.40

                                                         L&W DRAFT OF 10/30/96
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                                AMERIKING, INC.




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                ___% SUBORDINATED EXCHANGE DEBENTURES DUE 2008

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                                   INDENTURE

                         DATED AS OF __________, 1996

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                                    Trustee



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                               TABLE OF CONTENTS

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
                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.         Definitions...............................................................................  1
Section 1.02.         Other Definitions......................................................................... 14
Section 1.03.         Incorporation by Reference of Trust Indenture Act......................................... 14
Section 1.04.         Rules of Construction..................................................................... 14

                                   ARTICLE 2
                            THE EXCHANGE DEBENTURES
Section 2.01.         Form and Dating........................................................................... 15
Section 2.02.         Execution and Authentication.............................................................. 15
Section 2.03.         Registrar and Paying Agent................................................................ 16
Section 2.04.         Paying Agent to Hold Money in Trust....................................................... 16
Section 2.05.         Holder Lists.............................................................................. 17
Section 2.06.         Transfer and Exchange..................................................................... 17
Section 2.07.         Replacement Exchange Debentures........................................................... 20
Section 2.08.         Outstanding Exchange Debentures........................................................... 20
Section 2.09.         Treasury Exchange Debentures.............................................................. 20
Section 2.10.         Temporary Exchange Debentures............................................................. 21
Section 2.11.         Cancellation.............................................................................. 21
Section 2.12.         Defaulted Interest........................................................................ 21
Section 2.13.         Record Date............................................................................... 21
Section 2.14.         CUSIP Number.............................................................................. 21

                                   ARTICLE 3
             OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE
Section 3.01.         Notices to Trustee........................................................................ 22
Section 3.02.         Selection of Exchange Debentures to be Redeemed or Purchased.............................. 22
Section 3.03.         Notice of Redemption...................................................................... 23
Section 3.04.         Effect of Notice of Redemption............................................................ 24
Section 3.05.         Deposit of Redemption Price............................................................... 24
Section 3.06.         Exchange Debentures Redeemed in Part...................................................... 24
Section 3.07.         Optional Redemption Provisions............................................................ 24
Section 3.08.         Mandatory Purchase Provisions............................................................. 25

                                   ARTICLE 4
                                   COVENANTS
Section 4.01.         Payment of Exchange Debentures............................................................ 26
Section 4.02.         Commission Reports........................................................................ 27
Section 4.03.         Compliance Certificate.................................................................... 27
Section 4.04.         Stay, Extension and Usury Laws............................................................ 28
Section 4.05.         Limitation on Restricted Payments......................................................... 28
Section 4.06.         Corporate Existence....................................................................... 30
Section 4.07.         Limitation on Incurrence of Indebtedness.................................................. 31
Section 4.08.         Limitation on Transactions With Affiliates................................................ 31
Section 4.09.         Limitation on Liens....................................................................... 32
Section 4.10.         Compliance With Laws, Taxes............................................................... 32

                                      (i)





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Section 4.11.         Limitation on Dividends and Other Payment
                      Restrictions Affecting Restricted Subsidiaries............................................ 32
Section 4.12.         Maintenance of Office or Agencies......................................................... 33
Section 4.13.         Change of Control......................................................................... 33
Section 4.14.         Limitation on Asset Sales................................................................. 34
Section 4.15.         Limitation on Guarantees of Company
                      Indebtedness by Restricted Subsidiaries................................................... 35
Section 4.16.         Designation of Restricted and Non-Restricted Subsidiaries................................. 36
Section 4.17.         Senior Subordinated Debt.................................................................. 36

                                   ARTICLE 5
                                  SUCCESSORS
Section 5.01.         Merger or Consolidation................................................................... 37
Section 5.02.         Successor Corporation Substituted......................................................... 37

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
Section 6.01.         Events of Default......................................................................... 37
Section 6.02.         Acceleration.............................................................................. 39
Section 6.03.         Other Remedies............................................................................ 40
Section 6.04.         Waiver of Past Defaults................................................................... 40
Section 6.05.         Control by Majority....................................................................... 40
Section 6.06.         Limitation on Suits....................................................................... 40
Section 6.07.         Rights of Holders to Receive Payment...................................................... 41
Section 6.08.         Collection Suit by Trustee................................................................ 41
Section 6.09.         Trustee May File Proofs of Claim.......................................................... 41
Section 6.10.         Priorities................................................................................ 41
Section 6.11.         Undertaking for Costs..................................................................... 42

                                   ARTICLE 7
                                    TRUSTEE
Section 7.01.         Duties of Trustee......................................................................... 42
Section 7.02.         Rights of Trustee......................................................................... 43
Section 7.03.         Individual Rights of Trustee.............................................................. 43
Section 7.04.         Trustee's Disclaimer...................................................................... 44
Section 7.05.         Notice to Holders of Defaults and Events of Default....................................... 44
Section 7.06.         Reports by Trustee to Holders............................................................. 44
Section 7.07.         Compensation and Indemnity................................................................ 44
Section 7.08.         Replacement of Trustee.................................................................... 45
Section 7.09.         Successor Trustee by Merger, Etc.......................................................... 46
Section 7.10.         Eligibility; Disqualification............................................................. 46
Section 7.11.         Preferential Collection of Claims Against the Company..................................... 46

                                   ARTICLE 8
                            DISCHARGE OF INDENTURE
Section 8.01.         Discharge of Liability on Exchange Debentures; Defeasance................................. 46
Section 8.02.         Conditions to Defeasance.................................................................. 47
Section 8.03.         Application of Trust Money................................................................ 48
Section 8.04.         Repayment to the Company.................................................................. 48
Section 8.05.         Indemnity for Government Obligations...................................................... 49

                                     (ii)





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Section 8.06.         Reinstatement............................................................................. 49

                                   ARTICLE 9
                                  AMENDMENTS
Section 9.01.         Amendments and Supplements Permitted Without Consent of Holders........................... 49
Section 9.02.         Amendments and Supplements Requiring Consent of Holders................................... 49
Section 9.03.         Compliance with TIA....................................................................... 50
Section 9.04.         Revocation and Effect of Consents......................................................... 50
Section 9.05.         Notation on or Exchange of Exchange Debentures............................................ 51
Section 9.06.         Trustee Protected......................................................................... 51
Section 9.07.         Payment for Consents...................................................................... 51

                                  ARTICLE 10
                                 SUBORDINATION
Section 10.01.        Agreement to Subordinate.................................................................. 52
Section 10.02.        Liquidation; Dissolution; Bankruptcy...................................................... 52
Section 10.03.        Default on Designated Senior Debt......................................................... 52
Section 10.04.        Acceleration of Securities................................................................ 53
Section 10.05.        When Distribution Must Be Paid Over....................................................... 53
Section 10.06.        Notice by Company......................................................................... 54
Section 10.07.        Subrogation............................................................................... 54
Section 10.08.        Relative Rights........................................................................... 54
Section 10.09.        Subordination May Not Be Impaired by Company.............................................. 55
Section 10.10.        Distribution or Notice to Representative.................................................. 55
Section 10.11.        Rights of Trustee and Paying Agent........................................................ 55
Section 10.12.        Authorization to Effect Subordination..................................................... 55
Section 10.13.        Amendments................................................................................ 55

                                  ARTICLE 11
                                 MISCELLANEOUS
Section 11.01.        Trust Indenture Act Controls.............................................................. 56
Section 11.02.        Notices................................................................................... 56
Section 11.03.        Communication by Holders with Other Holders............................................... 57
Section 11.04.        Certificate and Opinion as to Conditions Precedent........................................ 57
Section 11.05.        Statements Required in Certificate or Opinion............................................. 57
Section 11.06.        Rules by Trustee and Agents............................................................... 58
Section 11.07.        Legal Holidays............................................................................ 58
Section 11.08.        No Recourse Against Others................................................................ 58
Section 11.09.        Counterparts.............................................................................. 58
Section 11.10.        Variable Provisions....................................................................... 58
Section 11.11.        Governing Law............................................................................. 58
Section 11.12.        No Adverse Interpretation of Other Agreements............................................. 58
Section 11.13.        Successors................................................................................ 58
Section 11.14.        Severability.............................................................................. 59
Section 11.15.        Table of Contents, Headings, Etc.......................................................... 59

                                   EXHIBITS
Exhibit A             Form of Exchange Debenture ...............................................................A-1

                                     (iii)
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         This Indenture, dated as of ____________, 1996, is between AmeriKing,
Inc., a Delaware corporation (the "Company"), and ____________, as trustee
(the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's __% Subordinated Exchange Debentures due 2008 (the "Exchange Debentures"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "Affiliate" means any of the following: (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) above, (iii) any trust in which any such Persons described in clause (i) or (ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity.

         "Agent" means any Registrar, Paying Agent or co-registrar or any successor thereto.

         "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property whether owned on the Exchange Debenture Issue Date or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by (a) the Company or (b) any Restricted Subsidiary if the proceeds therefrom are used to make mandatory prepayments of Indebtedness under the Credit Agreement or Indebtedness of the Restricted Subsidiaries or redeem Exchange Debentures as described in Section 3.07 hereof, (iii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (iv) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (v) a transfer of assets by the Company or a Restricted Subsidiary to any of the Company, a Restricted Subsidiary or a NonRestricted Subsidiary,
(vi) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to Section 4.16 hereof, (vii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof, (viii) the sale or disposition of obsolete equipment or other obsolete assets, or (ix) Restricted Payments permitted by Section 4.05 hereof.

         "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.


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         "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus (a) the portion of Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (b) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (d) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (e) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees, to the extent deducted in computing Consolidated Net Income, including those in connection with the Offering), plus (f) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (g) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (h) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (i) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (j) [fees paid or payable in respect of the TJC Agreement and the JII Services Agreement to the extent deducted in computing Consolidated Net Income,] plus (k) the net loss of any Person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus (l) net losses in respect of any discontinued operations, to the extent deducted in computing Consolidated Net Income; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

         "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of: (i) Cash Flow, divided by (ii) the sum of Consolidated Interest Expense and the amount of all dividend payments on any series of preferred stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)), in each case, without duplication; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

         "Change of Control" means the occurrence of each of the following:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; and
(ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership"

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of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; and (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new director and were either directors at the beginning of such period or Persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

         "Commission" means the Securities and Exchange Commission.

         "Company" means AmeriKing, Inc. until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor, and shall include any and all other obligors on the Exchange Debentures.

         "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

         "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (ii) Consolidated Net Income of any Person will not include, without duplication, any deduction for: (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (C) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees), (D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (E) any Restructuring Charges; provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

         "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends

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are paid in additional shares of Capital Stock (other than Disqualified
Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 of this Indenture or such other address as to which the Trustee gives notice to the Company.

         "Credit Agreement" means the credit agreement, dated , among the Company, certain of its subsidiaries and the lenders party thereto in their capacities as lenders thereunder and The First National Bank of Boston, as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by Section 4.07 hereof, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Exchange Debentures" means Exchange Debentures that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

         "Depositary" means, with respect to the Exchange Debentures issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Exchange Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Debt" means (a) Indebtedness under the Company's __ % Senior Notes due 2006 and the indenture relating thereto, (b) Indebtedness under the Credit Agreement and (c) any other Senior Indebtedness permitted to be incurred pursuant to this Indenture in a principal amount of not less than $[20] million designated by the Company as Designated Senior Debt.

         "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible--or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is

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redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Exchange Debentures.

         "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation) provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

         "Equity Offering" means a public or private offering by the Company and/or its Subsidiaries for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than
(i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Debenture Custodian" means the Trustee, as custodian with respect to the Exchange Debentures in global form, or any successor entity thereto.

         "Exchange Debenture Issue Date" means the date on which the Exchange Debentures are issued under this Indenture.

         "GAAP" means generally accepted accounting principles, consistently applied, as of the Preferred Stock Issue Date. All financial and accounting determinations and calculations under this Indenture will be made in accordance with GAAP.

         "Global Exchange Debenture" means an Exchange Debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Exchange Debenture attached hereto as Exhibit A.

         "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

         "Holder" means a Person in whose name an Exchange Debenture is registered.

         "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

         "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance

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sheet of such Person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation' dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

         "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

         "Investment Grade" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's and the equivalent in respect of Rating Categories of any Rating Agencies substituted for S&P or Moody's.

         "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

         ["JII Services Agreement" means the Management and Administration Services Agreement, dated , 1996, between the Company and Jordan Industries, Inc., as in effect on the Preferred Stock Issue Date.]

         "Jordan Stockholders" means Jordan Industries, Inc., The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, MCIT PLC and Leucadia National Corporation and their respective Subsidiaries.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Moody's" means Moody's Investors Services, Inc. and its successors.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related

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




provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

         "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Exchange Debentures) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "Non-Restricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary.

         "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

         "Offering" means the offer and sale of the Exchange Debentures as contemplated by the Prospectus.

         "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
11.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Other Permitted Indebtedness" means: (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the Exchange Debenture Issue Date; (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of respect to reimbursement-type obligations regarding workers' compensation claims; (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Exchange Debentures at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not issued in compliance with Section 4.15 hereof); (v) Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses [(iii) or (x)] of Section 4.05(b) hereof; (vi) Indebtedness of any Non-Restricted Subsidiary created after the Exchange Debenture Issue Date, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness; (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations; (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (ix) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such Person in connection with or in anticipation of such acquisition; (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if such Indebtedness so guaranteed is permitted under this Indenture; (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company if the Indebtedness so guaranteed is permitted under this Indenture and the Exchange Debentures are guaranteed by such Restricted Subsidiary to the extent required by Section 4.15 hereof; (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture; (xiii) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; and (xiv) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets.

         "Permitted Liens" means:

         (a) with respect to the Company and its Restricted Subsidiaries, (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
(ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if-any as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the Exchange Debenture Issue Date, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by Section 4.07 hereof; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (x) Liens securing Indebtedness under Hedging Obligations; (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;
(xii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business; (xiii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xiv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xv) Liens existing on the Exchange Debenture Issue Date and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof; (xvi) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of this Indenture; and (xvii) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $__________ (the fair market value to be determined on the date such Lien is granted on such properties or assets);

         (b) with respect to the Restricted Subsidiaries, (i) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (ii) Liens securing Indebtedness issued by Restricted Subsidiaries if such Indebtedness is (A) under the Credit Agreement, or (B) permitted by Section 4.07(a) hereof, clauses (i), (ii) or
(iii) of Section 4.07(b) hereof, or clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens),
(vi), (vii), (ix) or (x) of the definition of Other Permitted Indebtedness;
(iii) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary; and (iv) Liens securing guarantees by Restricted Subsidiaries of Indebtedness issued by the Company if such guarantees permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries issuing such guarantees) of the definition of Other Permitted Indebtedness;

         (c) with respect to the Company, (i) Liens securing Indebtedness issued by the Company if such Indebtedness is (A) under the Credit Agreement, or (B) if such Indebtedness is permitted by Section 4.07 hereof (including, but not limited to, Indebtedness issued by the Company under the Credit Agreement pursuant to clause (i) and/or clause (iii) of Section 4.07(b) hereof); (ii) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or (vii) of the definition of Other Permitted Indebtedness; (iii) Liens securing guarantees by the Company of Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by Section 4.07 hereof (including, but not limited to, Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to clause (i) and/or clause (iii) of Section 4.07(b) hereof) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness issued by the Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.07 hereof) of the definition of Other Permitted Indebtedness; and (iv) Liens securing the Company's reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held directly by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company issued under the Credit Agreement pursuant to Section 4.07 hereof and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company of Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.07 hereof and any permitted Refinancing Indebtedness of such Indebtedness.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Post-Petition Interest" means, with respect to any Indebtedness, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Stock" means the ___% Senior Exchangeable Preferred Stock of the Company.

         "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued under the Certificate of Designation relating thereto.

         "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with Section 4.05, Section 4.16 and Section 5.01 hereof, the incurrence of Indebtedness pursuant to Section 4.07(a) hereof and Consolidated Net Worth for purposes of Section 5.01 hereof), giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment pursuant to Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Prospectus" means the Prospectus, dated ____________, 1996, relating to the Company's offering and placement of the Exchange Debentures to the public.

         "Rating Agencies" means (i) S&P, (ii) Moody's, or (iii) if S&P or Moody's or both shall not make a rating of the Exchange Debentures publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

         "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Exchange Debentures has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

         "Rating Date" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company or any Person to effect a Change of Control.

         "Rating Decline" means the occurrence on or within 90 days after the date of public notice of the occurrence of a Change of Control or of the intention by the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of the Exchange Debentures is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of (a) in the event the Exchange Debentures are rated by either Moody's or S&P on the Rating Date as Investment Grade, the rating of the Exchange Debentures by both Rating Agencies shall be below Investment Grade, or (b) in the event the Exchange Debentures are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Exchange Debentures by either Rating Agency shall be decreased by one or more gradation (including gradations within Rating Categories as well as between Rating Categories).

         "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Exchange Debentures.

         "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness,
(ii) any refinancings of Indebtedness issued under the Credit Agreement, and
(iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

         "Restricted Investment" means any capital contribution to, or other debt or equity investment in (other than certain investments in marketable securities and other negotiable instruments permitted by this Indenture) any Non-Restricted Subsidiary or any Person other than a Restricted Subsidiary or the Company, provided that Restricted Investments will not include any Incentive Arrangements. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

         "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the Exchange Debenture Issue Date, and (ii) any other Subsidiary of the Company formed, acquired or existing after the Exchange Debenture Issue Date that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved a majority of the Board of Directors, provided, however, that the term Restricted Subsidiary shall not include any Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with Section 4.16 hereof unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

         "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons or businesses either alone or together with the Company or any Restricted Subsidiary, as determined in accordance with GAAP or Regulation S-X under the Securities Act.

         "S&P" means Standard & Poor's Corporation and its successors.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means: (i) all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Exchange Debenture Issue Date or thereafter created, incurred or assumed, of the following types: (A) all Indebtedness of the Company for money borrowed, and (B) all Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (ii) all capitalized lease obligations of the Company; (iii) all Obligations of the Company: (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) all constituting Hedging Obligations, or (C) issued as the deferred purchase price of property and all conditional sale Obligations of the Company and all Obligations of the Company under any title retention agreement; (iv) all guarantees of the Company with respect to Obligations of other Persons of the type referred to in clauses
(ii) and (iii) and with respect to the payment of dividends of other Persons; and (v) all Obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any Obligations described in clauses (i), (ii), (iii) or (iv) unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Obligations are subordinated or junior in right of payment to the Exchange Debentures; provided, however, that Senior Indebtedness shall not be deemed to include: (1) any Obligation of the Company to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, guarantee or Obligation of the Company that is contractually subordinated or junior in any respect to any other Indebtedness, guarantee or Obligation of the Company, or (5) any Indebtedness to the extent the same is incurred in violation of this Indenture.


         To the extent any payment on the Exchange Debentures, whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Exchange Debentures or part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         "SFAS 106" means Statement of Financial Accounting Standards No. 106.

         "SFAS 109" means Statement of Financial Accounting Standards No. 109.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Subordinated Indebtedness" means all Obligations of the type referred to in clauses (i) through (v) of the definition of Senior Indebtedness, if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

         "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof.

         ["TJC Agreement" means the Management Consulting Agreement, dated , 1996, between the Company and TJC Management Corporation, as in effect on the Preferred Stock Issue Date.]


         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referenced because of his knowledge of, and familiarity with, the particular subject.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the issuer's option.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.


SECTION 1.02.     OTHER DEFINITIONS.

                                                                                       Defined in
         Term                                                                             Section
         "Affiliate Transaction".............................................................4.08
         "Asset Sale Disposition Date".......................................................4.14
         "Asset Sale Trigger Date"...........................................................4.14
         "Change of Control Trigger Date"....................................................4.13
         "covenant defeasance option"........................................................8.01
         "Disposition".......................................................................5.01
         "DTC"...............................................................................2.03
         "Event of Default"..................................................................6.01
         "Excess Proceeds"...................................................................4.14
         "legal defeasance option"...........................................................8.01
         "Notice of Default".................................................................6.01
         "Offer".............................................................................3.08
         "Other Company Indebtedness"........................................................4.15
         "Other Indebtedness Guarantee"......................................................4.15
         "Paying Agent"......................................................................2.03
         "Purchase Date".....................................................................3.08
         "Registrar".........................................................................2.03
         "Restricted Payments"...............................................................4.05
         "Successor Corporation".............................................................5.01
         "Trustee Expenses"..................................................................6.08

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it herein;

         (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5)      provisions apply to successive events and transactions.


                                   ARTICLE 2
                            THE EXCHANGE DEBENTURES

SECTION 2.01.     FORM AND DATING.

         The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Each Global Exchange Debenture shall represent such of the outstanding Exchange Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Exchange Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Exchange Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Exchange Debenture to reflect the amount of any increase or decrease in the amount of outstanding Exchange Debentures represented thereby shall be made by the Trustee or the Exchange Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Exchange Debentures for the Company by manual or facsimile signature.

         If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time an Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

         An Exchange Debenture shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Exchange Debentures shall be substantially as set forth in Exhibit A.

         The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Exchange Debentures and certifying that all conditions precedent to the issuance of the Exchange Debentures contained herein have been complied with, authenticate Exchange Debentures for original issuance up to an aggregate principal amount stated in paragraph 4 of the Exchange Debentures (the aggregate principal amount of outstanding Exchange Debentures may not exceed that amount at any time, except as provided in Section 2.07 hereof).

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchange Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency (the "Registrar") where Exchange Debentures may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Exchange Debentures may be presented for payment. The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Exchange Debentures.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Exchange Debentures and as Exchange Debenture Custodian with respect to the Global Exchange Debentures. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Exchange Debentures or for the payment of principal of, or premium, if any, or interest on, the Exchange Debentures, and will promptly notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Exchange Debentures tendered pursuant to an Offer arising under Section 4.13 hereof, (ii) redeem Exchange Debentures called for redemption, or (iii) make any payment of principal, premium or interest due on the Exchange Debentures. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Exchange Debentures held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06.     TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Definitive Exchange Debentures. When Definitive Exchange Debentures are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Definitive Exchange Debentures; or

                  (y) to exchange such Definitive Exchange Debentures for an equal principal amount of Definitive Exchange Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Exchange Debentures presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

         (b) Transfer of a Definitive Exchange Debenture for a Beneficial Interest in a Global Exchange Debenture. A Definitive Exchange Debenture may not be exchanged for a beneficial interest in a Global Exchange Debenture except upon satisfaction of the requirements set forth herein. Upon receipt by the Trustee of a Definitive Exchange Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Exchange Debenture Custodian to make, an endorsement on the Global Exchange Debenture to reflect an increase in the aggregate principal amount of the Exchange Debentures represented by the Global Exchange Debenture, the Trustee shall cancel such Definitive Exchange Debenture in accordance with Section 2.11 hereof and cause, or direct the Exchange Debenture Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Exchange Debenture Custodian, the aggregate principal amount of Exchange Debentures represented by the Global Exchange Debenture to be increased accordingly. If no Global Exchange Debentures are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Exchange Debenture in the appropriate principal amount.

         (c) Transfer and Exchange of Global Exchange Debentures. The transfer and exchange of Global Exchange Debentures or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Exchange Debenture for a Definitive
                  Exchange Debenture.

                  (i) Any Person having a beneficial interest in a Global Exchange Debenture may upon request exchange such beneficial interest for a Definitive Exchange Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Exchange Debenture, the Trustee or the Exchange Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Exchange Debenture Custodian, cause the aggregate principal amount of Global Exchange Debentures to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Exchange Debenture in the appropriate principal amount.

                  (ii) Definitive Exchange Debentures issued in exchange for a beneficial interest in a Global Exchange Debenture pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver in accordance with the standard procedures of the Depositary such Definitive Exchange Debentures to the Persons in whose names such Exchange Debentures are so registered.

         (e) Restrictions on Transfer and Exchange of Global Exchange Debentures. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Exchange Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Authentication of Definitive Exchange Debentures in Absence of Depositary. If at any time:

                  (i) the Depositary for the Exchange Debentures notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Exchange Debentures and a successor Depositary for the Global Exchange Debentures is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) The Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Exchange Debentures under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Exchange Debentures in an aggregate principal amount equal to the principal amount of the Global Exchange Debentures in exchange for such Global Exchange Debentures and registered in such names as the Depositary shall instruct the Trustee or the Company in writing.

         (g) Cancellation and/or Adjustment of Global Exchange Debentures. At such time as all beneficial interests in Global Exchange Debentures have been exchanged for Definitive Exchange Debentures, redeemed, repurchased or cancelled, all Global Exchange Debentures shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Exchange Debenture is exchanged for Definitive Exchange Debentures, redeemed, repurchased or cancelled, the principal amount of Exchange Debentures represented by such Global Exchange Debenture shall be reduced accordingly and an endorsement shall be made on such Global Exchange Debenture, by the Trustee or the Exchange Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

         (h)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Exchange Debentures and Global Exchange Debentures at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.13, 4.14 and 9.05 hereof).

                  (iii) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Exchange Debenture selected for redemption in whole or in part, except the unredeemed portion of any Exchange Debenture being redeemed in part.

                  (iv) All Definitive Exchange Debentures and Global Exchange Debentures issued upon any registration of transfer or exchange of Definitive Exchange Debentures or Global Exchange Debentures in accordance with this Indenture (including any increase in the aggregate principal amount of the Exchange Debentures represented by the Global Exchange Debenture pursuant to subsection (b) above) shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Exchange Debentures or Global Exchange Debentures surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required to issue Exchange Debentures and the Registrar shall not be required to register the transfer of or to exchange Exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Exchange Debentures for redemption under Section
                           3.02 hereof and ending at the close of business on the day of selection, or to register the transfer of or to exchange an Exchange Debenture between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Exchange Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchange Debenture is registered as the absolute owner of such Exchange Debenture for the purpose of receiving payment of principal of, premium, if any, and accrued and unpaid interest on such Exchange

                           Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Exchange Debentures and Global Exchange Debentures in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.     REPLACEMENT EXCHANGE DEBENTURES.

         If any mutilated Exchange Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, the Company shall issue and the Trustee, upon the Company's written order signed by two Officers, shall authenticate a replacement Exchange Debenture if the Trustee's requirements are met. If the Trustee or the Company requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if an Exchange Debenture is replaced. The Company and the Trustee may charge for their expenses in replacing an Exchange Debenture. Every replacement Exchange Debenture is an additional Obligation of the Company.

SECTION 2.08.     OUTSTANDING EXCHANGE DEBENTURES.

         The Exchange Debentures outstanding at any time are all the Exchange Debentures the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, those representing reductions in the interest in a Global Exchange Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

         If an Exchange Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Exchange Debenture.

         If the entire principal of, and premium, if any, and accrued interest on, any Exchange Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Subject to Section 2.09 hereof, an Exchange Debenture does not cease to be outstanding because the Company or an Affiliate holds the Exchange Debenture.

SECTION 2.09.     TREASURY EXCHANGE DEBENTURES.

         In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Exchange Debentures that the Company or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Exchange Debentures passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.     TEMPORARY EXCHANGE DEBENTURES.

         Until Definitive Exchange Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Debentures. Temporary Exchange Debentures shall be substantially in the form of Definitive Exchange Debentures but may have variations that the Company considers appropriate for temporary Exchange Debentures. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers which shall specify the amount of temporary Exchange Debentures to be authenticated and the date on which the temporary Exchange Debentures are to be authenticated, shall authenticate Definitive Exchange Debentures and deliver them in exchange for temporary Exchange Debentures. Until such exchange, Holders of temporary Exchange Debentures shall be entitled to the same rights, benefits and privileges as Definitive Exchange Debentures.

SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange, replacement, payment (including all Exchange Debentures called for redemption and all Exchange Debentures accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Exchange Debentures and shall destroy all cancelled Exchange Debentures (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by written order, signed by two Officers of the Company, the Company shall direct that cancelled Exchange Debentures be returned to it. The Company may not issue new Exchange Debentures to replace any Exchange Debentures that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Exchange Debentures (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Exchange Debentures unless and until such Exchange Debentures are delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and in Section 4.01 of this Indenture. The Company shall fix or cause to be fixed each such special record date and payment date. As early as practicable prior to the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13.     RECORD DATE.

         The record date for purposes of determining the identity of Holders of Exchange Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

SECTION 2.14.     CUSIP NUMBER.

         A "CUSIP" number shall be printed on the Exchange Debentures, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the

CUSIP number printed in the notice or on the Exchange Debentures and that reliance may be placed only on the other identification numbers printed on the Exchange Debentures. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3
             OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Company elects to redeem Exchange Debentures pursuant to
Section 3.07 hereof, it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of redemption is to be mailed by the Company to Holders, an Officers' Certificate stating that the Company has elected to redeem Exchange Debentures pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Exchange Debentures to be redeemed, the redemption price for such Exchange Debentures and the amount of accrued and unpaid interest on such Exchange Debentures as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Exchange Debentures held by, each Holder.

         If the Company is required to offer to purchase Exchange Debentures pursuant to Section 4.13 or 4.14 hereof, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14 hereof, as the case may be, the Purchase Date, the maximum principal amount of Exchange Debentures the Company is offering to purchase pursuant to the Offer, the purchase price for such Exchange Debentures, and the amount of accrued and unpaid interest on such Exchange Debentures as of the Purchase Date.

         The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.02.     SELECTION OF EXCHANGE DEBENTURES TO BE REDEEMED OR PURCHASED.

         If less than all outstanding Exchange Debentures are to be redeemed or if less than all Exchange Debentures tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Exchange Debentures to be redeemed or accepted for payment pro rata, by lot or by a method that complies with the requirements of any stock exchange on which the Exchange Debentures are listed and that the Trustee considers fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 5 business days prior to the date notice of redemption is to be mailed, (i) select the Exchange Debentures to be redeemed from Exchange Debentures outstanding not previously called for redemption and
(ii) notify the Company of the names of each Holder of Exchange Debentures selected for redemption, the principal amount of Exchange Debentures held by each such Holder and the principal amount of such Holder's Exchange Debentures that are to be redeemed. If less than all Exchange Debentures tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Exchange Debentures to be accepted for payment. The Trustee shall select for redemption or purchase Exchange Debentures or portions of Exchange Debentures in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Exchange Debentures of a Holder are selected for redemption or purchase, the aggregate principal amount of the Exchange Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption or tendered pursuant to an Offer also apply to portions of Exchange Debentures called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Exchange Debentures or portions of Exchange Debentures to be called for redemption or selected for purchase.

SECTION 3.03.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Exchange Debentures or portions thereof that are to be redeemed.

         The notice shall identify the Exchange Debentures or portions thereof to be redeemed and shall state:

                  (1)      the redemption date;

                  (2) the redemption price for the Exchange Debentures and separately stating the amount of unpaid and accrued interest on such Exchange Debentures as of the date of redemption;

                  (3) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debentures to be redeemed and that, after the redemption date, upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion will be issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Exchange Debentures;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Exchange Debentures called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Exchange Debentures pursuant to which the Exchange Debentures called for redemption are being redeemed; and

                  (8) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Exchange Debentures.

         At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Exchange Debentures pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, and (iv) sets forth the aggregate principal amount of Exchange Debentures to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Exchange Debentures held by, each Holder.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Exchange Debentures called for redemption become due and payable on the redemption date at the price set forth in the Exchange Debenture. Upon surrender to the Trustee or Paying Agent, such Exchange Debentures called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Exchange Debentures to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Exchange Debentures to be redeemed.

         If the Company complies with the preceding paragraph, interest on the Exchange Debentures to be redeemed will cease to accrue on such Exchange Debentures on the applicable redemption date, whether or not such Exchange Debentures are presented for payment. If an Exchange Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Exchange Debentures and Section 4.01 hereof.

SECTION 3.06.     EXCHANGE DEBENTURES REDEEMED IN PART.

         Upon surrender of an Exchange Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION PROVISIONS.

         (a) Except as provided in Section 3.07(b) hereof, the Exchange Debentures may not be redeemed at the option of the Company prior to ____________, 2001. During the twelve (12) month period beginning on
____________ of the years indicated below, the Exchange Debentures will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Exchange Debentures to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the redemption date:

         Year                                      Percentage
        ------                                     ----------




         (b) Notwithstanding the foregoing, the Company may (but shall not have the obligation to), at any time, redeem Exchange Debentures in whole, but not in part, at a redemption price of ___% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of a public offering of common stock of the Company; provided that such redemption shall occur within 60 days of the date of the closing of such public offering.

SECTION 3.08.     MANDATORY PURCHASE PROVISIONS.

         (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail a notice to each Holder at such Holder's registered address stating (i) that an offer ("Offer") is being made pursuant to Section 4.13 or Section 4.14 hereof, as the case may be, the length of time the Offer shall remain open and the maximum aggregate principal amount of Exchange Debentures that will be accepted for payment pursuant to such Offer; (ii) the purchase price for the Exchange Debentures (as set forth in Section 4.13 or Section 4.14 hereof, as the case may be), the amount of accrued and unpaid interest on such Exchange Debentures as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date"));
(iii) that any Exchange Debenture not accepted for payment will continue to accrue interest; (iv) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Exchange Debentures accepted for payment, interest shall cease to accrue on such Exchange Debentures after the Purchase Date; (v) that Holders electing to tender any Exchange Debenture or portion thereof will be required to surrender their Exchange Debenture, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Exchange Debenture must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Exchange Debentures, if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Debenture purchased; and (vii) that Holders whose Exchange Debentures are accepted for payment in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of Exchange Debentures surrendered; provided that only Exchange Debentures in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

         (b) On the Purchase Date for any Offer, the Company shall, to the extent required by this Indenture and such Offer, (i) in the case of an Offer resulting from a Change of Control Triggering Event, accept for payment all Exchange Debentures or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale, accept for payment the maximum principal amount of Exchange Debentures or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Exchange Debentures or portions thereof accepted for payment and any accrued and unpaid interest on such Exchange Debentures as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Exchange Debentures tendered pursuant to the Offer.

         (c) With respect to any Offer, if less than all of the Exchange Debentures tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Exchange Debentures or portions thereof to be accepted for payment pursuant to Section 3.02 hereof.

         (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail (or cause to be transferred by book entry) to each Holder of Exchange Debentures or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Exchange Debentures, (ii) with respect to any tendered Exchange Debenture not accepted for payment in whole or in part, the Trustee shall return such Exchange Debenture to the Holder thereof, and (iii) with respect to any Exchange Debenture accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Exchange Debenture equal in principal amount to the unpurchased portion of the tendered Exchange Debenture.

         (e) The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

         (f) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an Offer required to be made by the Company to repurchase the Exchange Debentures as a result of a Change of Control Trigger Date or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

         (g) With respect to any Offer, if the Company deposits prior to 10 a.m. New York City time with the Paying Agent on the Purchase Date an amount in available funds sufficient to purchase all Exchange Debentures accepted for payment, interest shall cease to accrue on such Exchange Debentures after the Purchase Date; provided, however, that if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Exchange Debentures until such deposit is made.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.     PAYMENT OF EXCHANGE DEBENTURES.

         The Company shall pay the principal of, and premium, if any, and accrued and unpaid interest on, the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Holders of Exchange Debentures must surrender their Exchange Debentures to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries), the Global Exchange Debenture Holder or each Holder that has specified an account, holds, as of 10:00 a.m. New York City time, money the Company deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if the Company mails a check for such amounts on such date. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, and accrued and unpaid interest, paid on the Exchange Debentures.

         To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on (i) overdue principal and premium at the rate equal to 2% per annum in excess of the then applicable interest rate on the Exchange Debentures, compounded semiannually and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

SECTION 4.02.     COMMISSION REPORTS.

         (a) The Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file with the Commission, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of this Indenture under the TIA, the Company also shall comply with the provisions of section 314(a) of the TIA.

         (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports it furnishes to its stockholders generally to be filed with the Trustee and the Company shall mail to the Holders at their addresses appearing in the register of Exchange Debentures maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.02(a) hereof, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year. The Company shall cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.05 hereof. As of the date hereof, the Company's fiscal year ends on [January 1].

SECTION 4.03.     COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that, to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, the Exchange Debentures are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 or 4.16 or of Article 5
hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         The Company shall, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.     STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05.     LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and other than dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interest purchased from the Company or any Restricted Subsidiary); (iii) voluntarily prepay Subordinated Indebtedness, whether any such Subordinated Indebtedness is outstanding on, or issued after, the Exchange Debenture Issue Date except as specifically permitted by the covenants of this Indenture; (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments and Restricted Investments, together with any Investments deemed to be Restricted Payments as set forth in Section 4.16 hereof, being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

         (A) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

         (B) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to Section 4.07(a) of this Indenture; or

         (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made from the Preferred Stock Issue Date, without duplication, exceeds the sum of (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Preferred Stock Issue Date and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment, plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company since the Preferred Stock Issue Date from the issue or sale of Capital Stock or other Equity Interests of the Company (other than (x) Capital Stock or other Equity Interests issued or sold to a Restricted Subsidiary and (y) the issuance or sale of Disqualified Stock), plus (3) $_________, plus (4) the amount by which the principal amount of and any accrued interest on either (x) Senior Indebtedness of the Company or (y) any Indebtedness of any Restricted Subsidiary, is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Preferred Stock Issue Date of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiaries (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to Persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange), plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the deemed Restricted Payment resulting therefrom and determined in accordance with the second sentence of Section 4.16 hereof; provided, however, that for purposes of this clause (5), the value of any redesignated Non- Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to Section 4.05(b)(ii) hereof.

         (b) Notwithstanding Section 4.05(a) hereof, the following shall not be prohibited as Restricted Payments: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with all the provisions hereof (including, but not limited to, this Section 4.05); (ii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $__________ after the Preferred Stock Issue Date (it being understood that if any Restricted Investment after the Preferred Stock Issue Date pursuant to this clause (ii) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this Section

4.05(b)(ii), so that up to $__________ of Restricted Investments may be outstanding under this Section 4.05(b)(ii) at any given time); (iii) the repurchase, redemption, retirement or acquisition of the Company's stock from the executives, management, employees or consultants of the Company or its Subsidiaries pursuant to the terms of any subscription, stockholder or other agreement or plan, up to an aggregate amount not to exceed $_________; (iv) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations; (v) the purchase, redemption, retirement or other acquisition of (A) any Senior Indebtedness of the Company or any Indebtedness of Restricted Subsidiaries required by its terms to be purchased, redeemed, retired or acquired with the net proceeds from asset sales (as defined in the instrument evidencing such Senior Indebtedness or Indebtedness) or upon a change of control (as defined in the instrument evidencing such Senior Indebtedness or Indebtedness) and (B) the Exchange Debentures pursuant to Sections 4.13 and 4.14 hereof; [(vi) the payment of (A) consulting, financial and investment banking fees under the TJC Agreement, provided, that no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and the Company's Obligations to pay such fees under the TJC Agreement shall be subordinated expressly to the Company's Obligations in respect of the Exchange Debentures, and (B) indemnities, expenses and other amounts under the TJC Agreement]; [(vii) the payment of management, advisory and service fees, indemnities, expenses and other amounts under the JII Services Agreement;] (viii) the redemption, repurchase, retirement or the acquisition of any Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from Section 4.05(a)(C)(1) and
(C)(2) hereof; (ix) the defeasance, redemption or repurchase of pari passu or Subordinated Indebtedness with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests of the Company or of a Restricted Subsidiary (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from Section 4.05(a)(C)(1) and (C)(2) hereof; (x) Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided, that if such sale, transfer or disposition constitutes an Asset Sale, the Company complies with Section 4.14 hereof; and
(xi) any Restricted Investment constituting securities or instruments of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such Person.

SECTION 4.06.     CORPORATE EXISTENCE.

         Subject to Section 4.14 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07.     LIMITATION ON INCURRENCE OF INDEBTEDNESS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Exchange Debentures) unless the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.0 to 1 determined on a Pro Forma basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four-quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four-quarter period had been issued at the beginning of such four-quarter period.

         (b) Section 4.07(a) hereof shall not apply to the issuance of (i) Indebtedness of the Company and/or its Restricted Subsidiaries as measured on such date of issuance in an aggregate principal amount outstanding on any such date of issuance not exceeding $__________ aggregate principal amount pursuant to the Credit Agreement; (ii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the Preferred Stock Issue Date up to $__________ in aggregate principal amount or (B) their properties, assets and rights acquired after the Preferred Stock Issue Date, provided that the aggregate principal amount of such Indebtedness under this Section 4.07(b)(ii)(B) does not exceed 100% of the cost of such properties, assets and rights; (iii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $__________ (all or any portion of which may be issued as additional Indebtedness under the Credit Agreement); and (iv) Other Permitted Indebtedness.

         (c) Notwithstanding Sections 4.07(a) and (b) hereof, no Restricted Subsidiary shall under any circumstances issue a guarantee of any Indebtedness of the Company except for guarantees issued by Restricted Subsidiaries pursuant to Section 4.15 hereof, provided, however, that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

SECTION 4.08.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         (a) Except as otherwise set forth herein, neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

         (b) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $_________ (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith) unless the Company delivers to the Trustee: (i) a resolution of the Board of Directors of the Company stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture; and (ii)(A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) or
(B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (c) Notwithstanding Sections 4.08(a) and (b) hereof, this Section
4.08 shall not apply to: (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; [(ii) payments under the TJC Agreement or the JII Services Agreement;] (iii) any other payments or transactions permitted pursuant to Section 4.05 hereof; or (iv) reasonable compensation paid to officers, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or executives.

SECTION 4.09.     LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Exchange Debentures are equally and ratably secured.

SECTION 4.10.     COMPLIANCE WITH LAWS, TAXES.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

SECTION 4.11. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary; (ii) make loans or advances to the Company; or (iii) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (A) applicable law; (B) Indebtedness permitted (1) under Section 4.07(a) hereof, (2) under Sections 4.07(b)(i) and (iii) hereof and clauses [(i), (v), (vi), (vii), (ix), (x) and
(xi)] of the definition of Other Permitted Indebtedness, or (3) by agreements and transactions permitted under Section 4.05 hereof; (C) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary; (D) customary provisions of any franchise, distribution or similar agreement; (E) any instrument governing Indebtedness or any other encumbrance or restriction of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (F) Indebtedness or other agreements existing on the Exchange Debenture Issue Date; (G) any Refinancing Indebtedness permitted under Section 4.07(b) hereof and clauses [(i), (v), (vi), (vii), (ix), (x) and (xi)] of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the Holders of Exchange Debentures than the encumbrances and restrictions in the refinanced Indebtedness; (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary; (I) the terms of any Indebtedness of the Company incurred in connection with Section 4.07 hereof, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is otherwise permitted by this Section 4.11; and (J) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

         (b) Nothing contained in this Section 4.11 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

SECTION 4.12.     MAINTENANCE OF OFFICE OR AGENCIES.

         The Company shall maintain in the Borough of Manhattan, the City of New York an office or an agency (which may be an office of any Agent) where Exchange Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Exchange Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

         The Company may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee located at __________ ______ as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.13.     CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control Triggering Event (such date being the "Change of Control Trigger Date"), each Holder of Exchange Debentures shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's

Exchange Debentures pursuant to an Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase. Although the failure of the Company to purchase all Exchange Debentures tendered in such an Offer shall be a Default, if the Company is unable to purchase all Exchange Debentures tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Exchange Debentures that it is able to purchase at that time.

         Prior to the mailing of the notice referred to in Section 3.08(a) hereof, but in any event within 30 days following any Change of Control Trigger Date, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Exchange Debentures as provided herein. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Exchange Debentures as provided herein. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (iii) and not in clause (ii) under Section 6.01(a) hereof.

         (b) In the event of a Change of Control Triggering Event, the Company shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Offer for the Exchange Debentures has been consummated and all Exchange Debentures tendered pursuant to such Offer have been accepted for payment.

SECTION 4.14.     LIMITATION ON ASSET SALES.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $_________ unless at least __% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted hereunder) to one or more of the following purposes in such combination as the Company shall elect: (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at the time of the Asset Sale; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"), (ii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking, (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or Indebtedness of the Company's Restricted Subsidiaries on or prior to the 365th day following the Asset Sale Disposition Date or (iv) an Offer expiring on or prior to the Purchase Date.

         (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least __% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities; provided that, solely for purposes of calculating such __% of the consideration, the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Debentures) that are assumed by the transferee of any such assets and (ii) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in Section 4.14(a) hereof shall constitute "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds exceeds $__________ (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to all Holders of Exchange Debentures to purchase the maximum principal amount of the Exchange Debentures then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of principal amount thereof plus any accrued and unpaid interest to the Purchase Date in accordance with the procedures set forth in this Indenture.

         (d) To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes.

         (e) If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures to be purchased on a pro rata basis.

         (f) Upon completion of an Offer, the amount of Excess Proceeds shall be reset at zero.

         (g) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this
Section 4.14, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. The Company will promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale have occurred on the date of repatriation.

SECTION 4.15. LIMITATION ON GUARANTEES OF COMPANY INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

         (a) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Exchange Debentures (the "Other Company Indebtedness") unless (i) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Exchange Debentures then outstanding by such Restricted Subsidiary to the same extent as the guarantee of payment (the "Other Company Indebtedness Guarantee") of the Other Company Indebtedness (including waiver of subrogation, if any) and (ii) if the Other Company Indebtedness guaranteed by such Restricted Subsidiary is (A) Senior Indebtedness, the guarantee for the Exchange Debentures shall be pari passu in right of payment with the Other Company Indebtedness Guarantee and (B) Subordinated Indebtedness, the guarantee for the Exchange Debentures shall be senior in right of payment to the Other Company Indebtedness Guarantee; provided that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

         (b) Each guarantee of the Exchange Debentures created by a Restricted Subsidiary pursuant to Section 4.15(a) hereof shall be in form and substance satisfactory to the Trustee and shall provide, among other things, that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer permitted by this Indenture of (A) all of the Company's Capital Stock in such

Restricted Subsidiary or (B) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with the requirements of Section 4.14 hereof or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of such guarantee of the Exchange Debentures, except a discharge or release by or as a result of direct payment under such Other Company Indebtedness Guarantee.

SECTION 4.16.     DESIGNATION OF RESTRICTED AND NON-RESTRICTED SUBSIDIARIES.

         (a) From and after the Exchange Debenture Issue Date, the Company may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary, provided that (i) either (A) the Subsidiary to be so designated has total assets of $_________ or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis; (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a) hereof determined on a Pro Forma Basis; and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 4.08 hereof. Any Investment made by the Company or any Restricted Subsidiary which is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

         (b) A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. The Company shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to
Section 4.07(a) hereof and (ii) no Default or Event of Default shall have occurred and be continuing.

         (c) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this Indenture. Such designation shall be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

SECTION 4.17.     SENIOR SUBORDINATED DEBT.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Exchange Debentures.


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




                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01.     MERGER OR CONSOLIDATION.

         (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless: (i) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made (each, a "Successor Corporation") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Successor Corporation expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture and the Exchange Debentures; (iii) immediately after such Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (A) have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition and (B) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period. The limitations in this Section 5.01(a) on the Company's ability to make a Disposition do not restrict the Company's ability to sell less than all or substantially all of its assets, such sales being governed by Section 4.14 hereof.

         (b) Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture.


SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any Disposition, the Successor Corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation has been named as the Company herein; provided, however, that neither the Company nor any Successor Corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, the Exchange Debentures.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         (a)      An Event of Default is:

                  (i) a default for 30 days in payment of interest on the Exchange Debentures;

                  (ii) a default in payment when due of principal of, or premium, if any, on the Exchange Debentures;

                  (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Exchange Debentures outstanding under this Indenture and the Default continues for the period, if applicable, and after the notice specified in Section 6.01(b) hereof;

                  (iv) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (A) either (1) such default results from the failure to pay principal of or interest on any such Indebtedness (after giving effect to any extensions thereof) or (2) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or because of the acceleration of the maturity thereof, aggregates in excess of $__________;

                  (v) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $__________ which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry;

                  (vi) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors; and

                  (vii) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (C) orders the liquidation of the Company or any Significant Subsidiary,

                           and any such order or decree remains unstayed and in effect for 60 days.

         (b) A Default under Section 6.01(a)(iii) hereof (other than an Event of Default arising under Section 5.01, which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.01(b)), is not an Event of Default under this Indenture until the Trustee or the Holders of at least 25% in principal amount of the Exchange Debentures then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

         (c) In the case of any Event of Default [pursuant to Section 6.01(a)(ii) hereof] occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay if the Company then had elected to redeem the Exchange Debentures pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Exchange Debentures contained to the contrary notwithstanding.

         (d) The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

SECTION 6.02.     ACCELERATION.

         (a) Upon the occurrence of an Event of Default (other than an Event of Default under Section 6.01(a)(vi) or (vii) hereof), the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all Exchange Debentures (i) to be due and payable immediately and, upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Exchange Debentures shall be due and payable immediately; provided, however, that if an Event of Default arises under Section 6.01(a)(vi) or (vii) hereof, the principal of, premium, if any, and any accrued and unpaid interest on, all Exchange Debentures, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Exchange Debentures.

         (b) The holders of a majority in principal amount of the Exchange Debentures then outstanding under this Indenture, by notice to the Trustee, may rescind any declaration of acceleration of such Exchange Debentures and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Exchange Debentures that shall have become due by such declaration) shall have been cured or waived.

         (c) If there has been a declaration of acceleration of the Exchange Debentures because an Event of Default under Section 6.01(a)(iv) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(a)(iv) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal, premium or interest that shall have become due solely because of the acceleration, have been cured or waived, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.


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




SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         The holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of all Holders of Exchange Debentures waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, and interest on, such Exchange Debentures, which may only be waived with the consent of each Holder of Exchange Debentures affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         Subject to Section 7.01(e) hereof, the Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Exchange Debentures only if (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures make a request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Holders of the Exchange Debentures may not enforce this Indenture, except as provided herein.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, an Exchange Debenture, on or after a respective due date expressed in the Exchange Debenture, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium and interest remaining unpaid on the Exchange Debentures,
(ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Exchange Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

SECTION 6.10.     PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:    to the Trustee for amounts due under Section 7.07 hereof;

         Second: to Holders for amounts due and unpaid on the Exchange Debentures for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Debentures.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

         (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of Section 7.01(b) hereof;


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




                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to
                           Section 6.05 hereof.

         (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take, except to the extent that such action or omission to act constitutes negligence or wilful misconduct on the part of the Trustee.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures, it shall not be accountable for the Company's use of the proceeds from the Exchange Debentures or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Debentures or any other document furnished or issued in connection with the sale of the Exchange Debentures or pursuant to this Indenture, other than its certificate of authentication.

SECTION 7.05.     NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Exchange Debenture (including any failure to redeem Exchange Debentures called for redemption or any failure to purchase Exchange Debentures tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each ___________ beginning with __________, 1997, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each national securities exchange on which the Exchange Debentures are listed. The Company shall notify the Trustee when the Exchange Debentures are listed on any national securities exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company's Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through negligence or bad faith.

         To secure the Company's payment of its Obligations in this Section, the Trustee shall have a Lien prior to the Exchange Debentures on all money or property the Trustee holds or collects, except that held in trust to pay principal of, premium, if any, and any accrued and unpaid interest on, particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (i)      the Trustee fails to comply with Section 7.10 hereof;

         (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (iii) a Custodian or public officer takes charge of the Trustee or its property; or

         (iv)     the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and
(5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.


                                   ARTICLE 8
                            DISCHARGE OF INDENTURE

SECTION 8.01.     DISCHARGE OF LIABILITY ON EXCHANGE DEBENTURES; DEFEASANCE.

         (a) When (i) the Company delivers to the Trustee all outstanding Exchange Debentures (other than Exchange Debentures replaced pursuant to
Section 2.07 hereof) for cancellation, or (ii) all outstanding Exchange Debentures have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Exchange Debentures, including interest and premium thereon (other than Exchange Debentures replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06 hereof, cease to be of further effect.

         (b) Subject to Sections 8.01(c), 8.02, and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Exchange Debentures and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.13, 4.14, 4.15, and 4.16 hereof, and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), or 6.01(a)(iii) through

(a)(v) hereof ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Exchange Debentures may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Exchange Debentures shall not be accelerated because of an Event of Default specified in Section 6.01(a)(iii) through (a)(v) hereof or because of the Company's failure to comply with Section 5.01(a)(iii) and 5.01(a)(iv) hereof.

         Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08,
8.04, 8.05 and 8.06 hereof, and the Trustee's and the Paying Agent's obligations in Section 8.04 hereof shall survive until the Exchange Debentures have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 hereof and the Company's, the Trustee's and the Paying Agent's obligations in Section 8.04 hereof shall survive.

SECTION 8.02.     CONDITIONS TO DEFEASANCE.

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of, premium, if any, and any accrued and unpaid interest on, the Exchange Debentures then outstanding, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, and any accrued and unpaid interest on, all the Exchange Debentures to maturity or redemption, as the case may be;

         (3)      since the Company's irrevocable deposit provided for in
                  Section 8.02(1) hereof, 91 days have passed;

         (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

         (5) the deposit does not constitute a default under any other agreement binding on the Company;

         (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

         (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
                  (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Exchange Debentures contemplated by this Article 8 have been satisfied.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Exchange Debentures at a future date in accordance with Article 3.

SECTION 8.03.     APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and any accrued and unpaid interest on, the Exchange Debentures.

SECTION 8.04.     REPAYMENT TO THE COMPANY.

         After the Exchange Debentures have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

         The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money they hold for the payment of principal, premium or interest that remains unclaimed for 1 year after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.     INDEMNITY FOR GOVERNMENT OBLIGATIONS.

         The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, premium, if any, and any accrued and unpaid interest on, any Exchange Debentures because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.


                                   ARTICLE 9
                                  AMENDMENTS

SECTION 9.01.     AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF
HOLDERS.

         Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures; (c) to provide for the assumption by a Successor Corporation of the Company's Obligations to the Holders in the event of a Disposition pursuant to Article 5; (d) to comply with Commission's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to provide for guarantees with respect to the Exchange Debentures; or (f) to make any change that does not materially adversely affect any Holder's legal rights under this Indenture.

         Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

         Subject to Section 6.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures). Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Exchange

Debentures) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Debentures.

         Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not (1) reduce the principal amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest as set forth in Section 4.01 hereof or alter the redemption or purchase provisions with respect thereto (other than the provisions of Sections 4.13 and 4.14 hereof) or the price at which the Company is required to offer to purchase any Exchange Debenture; (3) reduce the principal of or change the fixed maturity of any Exchange Debenture; (4) make any Exchange Debenture payable in money other than that stated in the Exchange Debenture; (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02 hereof; or (6) waive a default in the payment of the principal of, or premium, if any, or any accrued and unpaid interest on, or redemption or purchase payment with respect to, any Exchange Debenture (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures and a waiver of the payment default that resulted from such acceleration).

SECTION 9.03.     COMPLIANCE WITH TIA.

         Every amendment or supplement to this Indenture or the Exchange Debentures shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent by the Holder and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same Indebtedness as the consenting Holder's Exchange Debenture, even if notation of the consent is not made on any Exchange Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his or her Exchange Debenture or portion of an Exchange Debenture if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Exchange Debentures have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Exchange Debentures entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Exchange Debentures at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Exchange Debentures after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Exchange Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF EXCHANGE DEBENTURES.

         The Trustee may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Exchange Debenture thereafter authenticated. The Company in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Exchange Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE PROTECTED.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

SECTION 9.07.     PAYMENT FOR CONSENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Exchange Debentures unless such consideration is offered to be paid or agreed to be paid to all holders of the Exchange Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.    AGREEMENT TO SUBORDINATE.

                  The Company agrees, and each Holder by accepting an Exchange Debenture agrees, that the Indebtedness evidenced by each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of the Company, and that the subordination is for the benefit of the holders of such Senior Indebtedness.

SECTION 10.02.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  Upon (a) any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or (b) an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                  (i) the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures (except that Holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness); and

                  (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders of the Exchange Debentures would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness), as their interests may appear.

SECTION 10.03.    DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

                  The Company shall not make any payment or distribution to the Trustee or any Holder of Exchange Debentures upon or in respect of Obligations with respect to the Exchange Debentures and may not acquire from the Trustee or any Holder of Exchange Debentures any Exchange Debentures for cash or property (other than securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

                  (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

                  (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and the Company and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative (the "Representative") of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 10.03. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

                  The Company may and shall resume payments on and distributions in respect of the Exchange Debentures and may acquire them upon the earlier of:

                  (i)  the date upon which the default is cured or waived, or

                  (ii) in the case of a default referred to in clause (b) of this Section 10.03, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits such payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.    ACCELERATION OF SECURITIES.

                  If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

SECTION 10.05.    WHEN DISTRIBUTION MUST BE PAID OVER.

                  In the event that the Trustee or any Holder of Exchange Debentures receives any payment of any Obligations with respect to the Exchange Debentures at a time when a Trust Officer of the Trustee has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder of Exchange Debentures in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Indebtedness (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  If a distribution is made to the Trustee or any Holder of Exchange Debentures that because of this Article 10 should not have been made to it, the Trustee or such Holder of Exchange Debentures who receives the distribution shall hold it in trust for the benefit of, and upon written request pay it over to, the holders of Senior Indebtedness (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Exchange Debentures or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.    NOTICE BY COMPANY.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Debentures to Senior Indebtedness as provided in this Article 10.

SECTION 10.07.    SUBROGATION.

                  After all Senior Indebtedness is paid in full and until the Exchange Debentures are paid in full, Holders of the Exchange Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Debentures) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of the Exchange Debentures have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of the Exchange Debentures is not, as between the Company and Holders of the Exchange Debentures, a payment by the Company on the Exchange Debentures.

SECTION 10.08.    RELATIVE RIGHTS.

                  This Article 10 defines the relative rights of Holders of the Exchange Debentures and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between the Company and Holders of the Exchange Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

                  (b) affect the relative rights of Holders of the Exchange Debentures and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (c) prevent the Trustee or any Holder of Exchange Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of the Exchange Debentures.

                  If the Company fails because of this Article 10 to pay principal of or interest on an Exchange Debenture on the due date, such failure shall still constitute a Default or Event of Default.

SECTION 10.09.    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

                  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Exchange Debentures shall be impaired by any act or failure to act by the Company or any Holder of the Exchange Debentures or by the failure of the Company any Holder of the Exchange Debentures to comply with this Indenture.

SECTION 10.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Exchange Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Exchange Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.    RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Debentures, unless the Trustee shall have received, at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Exchange Debentures to violate this Article
10. Only the Company or a Representative may give the notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.    AUTHORIZATION TO EFFECT SUBORDINATION.

                  Each Holder of Exchange Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Exchange Debentures.

SECTION 10.13.    AMENDMENTS.

         The provisions of this Article 10 (including the related definitions) shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                  ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.    NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

         If to the Company:

                  AmeriKing, Inc.
                  2215 Enterprise Drive
                  Suite 1502
                  Westchester, Illinois  60154
                  Attention:  Chief Financial Officer
                  Telecopier No.: (708) 947-2161

         with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York  10019
                  Attention:  James B. Carlson, Esq.
                  Telecopier No.:  (212) 262-1910


         If to the Trustee:

                  [Address]






         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Exchange Debentures. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 11.06.    RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.    LEGAL HOLIDAYS.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.    NO RECOURSE AGAINST OTHERS.

         No officer, employee, director or stockholder of the Company shall have any liability for any Obligations of the Company under the Exchange Debentures or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Exchange Debentures. Each Holder by accepting an Exchange Debenture waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Exchange Debentures.

SECTION 11.09.    COUNTERPARTS.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.10.    VARIABLE PROVISIONS.

         The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

         The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 hereof shall be for the fiscal year ending on January 1, 1997.

SECTION 11.11.    GOVERNING LAW.

         The internal laws of the State of New York shall govern this Indenture and the Exchange Debentures, without regard to the conflict of laws provisions thereof.

SECTION 11.12.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 11.13.    SUCCESSORS.

         All agreements of the Company in this Indenture and the Exchange Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.14.    SEVERABILITY.

         If any provision in this Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15.    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                       [NEXT PAGE IS THE SIGNATURE PAGE]

Dated as of ____________, 1996              AMERIKING, INC.



                                            By:_______________________________
                                                  Name:
                                                  Title:





Dated as of ___________, 1996               ______________________________
                                            as Trustee



                                            By:_______________________________
                                                  Name:
                                                  Title:

                                                             EXHIBIT A

                         (Face of Exchange Debenture)

                        _% EXCHANGE DEBENTURE DUE 2008


         No.                                                  $__________

         CUSIP No.

                                AMERIKING, INC.


         promises to pay to

         or registered assigns,

         the principal sum of __________________________

         Dollars on ___________, 2008.

         Interest Payment Dates:  ____________ and ___________.

         Record Dates: _____________ and ____________.

                                           Dated: ____________, 1996

                                           AMERIKING, INC.

                                           By:______________________________
                                                Name:
                                                Title:

Trustee's Certificate of Authentication
Dated:_________________________


This is one of the [Global]
Exchange Debentures referred to in the
within-mentioned Indenture:


______________________,
as Trustee

By:_____________________________
         (Authorized Signatory)

         [Unless and until it is exchanged in whole or in part for Exchange Debentures in definitive form, this Exchange Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

         Additional provisions of this Exchange Debenture are set forth on the other side of this Exchange Debenture.

--------
1 This paragraph should be included only if the Senior Note is issued in global form.

                         (Back of Exchange Debenture)


                        __% EXCHANGE DEBENTURE DUE 2008

         1. INTEREST. AmeriKing, Inc. (the "Company") promises to pay interest on the principal amount of the Exchange Debentures at the rate and in the manner specified below. Interest on the Exchange Debentures will accrue at __% per annum from the date this Exchange Debenture is issued until maturity. Interest will be payable semiannually in cash (or, on or prior to _________, in additional Exchange Debentures, at the option of the Company) in arrears on ________ and _________ of each year, commencing with the first such date after the Exchange Debenture Issue Date, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Exchange Debentures (except defaulted interest) to the Persons who are registered holders of Exchange Debentures at the close of business on the record date for the next Interest Payment Date even if such Exchange Debentures are cancelled after such record date and on or before such Interest Payment Date. On or prior to ___________, interest shall be payable, at the option of the Company, in (i) cash, (ii) additional Exchange Debentures with a principal amount equal to such interest or (iii) in any combination of (i) and (ii). Any amount not in denominations of $1,000 or integral multiples thereof, shall, at the Company's option, be payable in cash or additional Exchange Debentures in denominations of less than $1,000. After __________, interest shall be paid only in cash. Holders must surrender Exchange Debentures to a Paying Agent to collect principal payments on such Exchange Debentures. The Company will pay principal, premium, if any, and (except as provided above) interest, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal, premium, if any, and, to the extent paid in cash, interest, by wire transfer of immediately available funds to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and, to the extent paid in cash, interest, on all Global Exchange Debentures.

         3. PAYING AGENT AND REGISTRAR. ____________________ (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Exchange Debentures under an Indenture, dated as of ___________, 1996 (the "Indenture"), among the Company and the Trustee. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the Exchange Debenture Issue Date (the "Trust Indenture Act"). The Exchange Debentures are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Exchange Debentures are unsecured senior obligations of the Company limited in aggregate principal amount to the aggregate liquidation preference of the Preferred Stock, plus accrued and unpaid dividends, on the Exchange Debenture Issue Date (plus any additional Exchange Debentures issued in lieu of cash interest as described in paragraph 2 above).

         5. OPTIONAL REDEMPTION. (a) Except as described in paragraph 5(b) below, the Exchange Debentures may not be redeemed at the option of the Company prior to ___________, 2001. During the twelve (12) month period beginning ___________ of the years indicated below, the Exchange Debentures will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Exchange Debentures to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the date of redemption:

         Year                                        Percentage
         ----                                        ----------



         (b) Notwithstanding the foregoing, the Company may (but shall not have the obligation to), at any time, redeem Exchange Debentures in whole, but not in part, at a redemption price of ___% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of a public offering of common stock of the Company; provided that such redemption shall occur within 60 days of the date of the closing of such public offering.

         6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to purchase Exchange Debentures under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Debentures.

         7. MANDATORY OFFERS TO PURCHASE EXCHANGE DEBENTURES. (a) Upon the occurrence of a Change of Control Triggering Event (such date being the "Change of Control Trigger Date"), each Holder of Exchange Debentures shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

         (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Exchange Debentures at a purchase price equal to 100% of the principal amount of the Exchange Debentures, plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Exchange Debentures tendered pursuant to any Asset Sale Offer, the Trustee shall select the Exchange Debentures to be purchased in accordance with the terms of the Indenture.

         (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Exchange Debentures in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

         (d) The Indenture provides that the Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an Offer required to be made by the Company to repurchase the Exchange Debentures as a result of a Change of Control Trigger Date or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

         8. NOTICE OF REDEMPTION OR PURCHASE. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Exchange Debentures may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Exchange Debentures held by a Holder are to be redeemed or purchased. On or after any date on which Exchange Debentures are redeemed or purchased, interest ceases to accrue on the Exchange Debentures or portions thereof called for redemption or accepted for purchase on such date.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Exchange Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that in connection with the payment of interest on the Exchange Debentures in additional Exchange Debentures and the original issuance of Exchange Debentures hereunder in exchange for shares of the Preferred Stock, the Company may elect to pay any amount remaining after issuance of Exchange Debentures in denominations of $1,000 and/or integral multiples thereof, in cash or in additional Exchange Debentures in denominations of less than $1,000. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Exchange Debentures may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Exchange Debenture or portion of an Exchange Debenture selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Exchange Debentures for a period of 15 Business Days before a selection of Exchange Debentures to be redeemed or between a record date and the next succeeding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of an Exchange Debenture may be treated as its owner for all purposes.

         11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Exchange Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Debentures, and any existing Default or Event of Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures. Without the consent of any Holder, the Indenture or the Exchange Debentures may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures; provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for guarantees with respect to the Exchange Debentures; or, make any change that does not materially adversely affect any Holder's rights under the Indenture. Notwithstanding the foregoing, the provisions of the Indenture relating to subordination shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

         12. DEFAULTS AND REMEDIES. Events of Default include: default for 30 days in payment of interest on the Exchange Debentures; default in payment of principal of, or premium, if any, on the Exchange Debentures; subject to certain exceptions, failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Exchange Debentures; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Exchange Debentures may declare all the Exchange Debentures to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on, such Exchange Debentures; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on, the Exchange Debentures becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Exchange Debentures except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         14. SUBORDINATION. Each Holder by accepting an Exchange Debenture agrees that the Indebtedness evidenced by each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of the principal of, and premium if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

         15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

         16. NO RECOURSE AGAINST OTHERS. No officer, employee, director or stockholder of the Company shall have any liability for any Obligations of the Company under the Exchange Debentures or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Exchange Debentures. Each Holder by accepting an Exchange Debenture waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Exchange Debentures.

         17. SUCCESSOR SUBSTITUTED. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the

Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

         18. GOVERNING LAW. This Exchange Debenture shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

         19. AUTHENTICATION. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Exchange Debenture Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Debentures and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Exchange Debentures.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Exchange Debenture in larger type. Request may be made to:

                                AmeriKing, Inc.
                       2215 Enterprise Drive, Suite 1502
                          Westchester, Illinois 60154
                      Attention: Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Exchange Debenture, fill in the form below: (I) or (we) assign and transfer this Exchange Debenture to:


------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)



------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
________________________________ as agent to transfer this Exchange Debenture on the books of the Company. The agent may substitute another to act for him.



Date: ___________________________ Your Signature: ____________________________
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Exchange Debenture)



Signature Guarantee:



____________________________

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Exchange Debenture purchased by the Company pursuant to Section 4.13 of the Indenture, check the box: [ ]

         If you elect to have this Exchange Debenture purchased by the Company pursuant to Section 4.14 of the Indenture, check the box: [ ]

         If you elect to have only part of this Exchange Debenture purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1000 only):

$____________________________




Date:___________________________ Your Signature:______________________________
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Exchange Debenture)


Signature Guarantee:





______________________________

           SCHEDULE OF EXCHANGES OF DEFINITIVE EXCHANGE DEBENTURES(2)

                  The following exchanges of a part of this Global Exchange Debenture for Definitive Exchange Debentures have been made:


             Amount of decrease                                 Principal Amount of            Signature of
             in Principal Amount   Amount of increase in        this Global Exchange           authorized officer of
Date of      of this Global        Principal Amount of this     Debenture following such       Trustee or Exchange
Exchange     Exchange Debenture    Global Exchange Debenture    decrease (or increase)         Debenture Custodian
--------     ------------------    -------------------------    ------------------------       --------------------


----------------------------
(2)    This should be included only if the Senior Note is issued in global form.